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                         DELAWARE CERTIFICATE OF MERGER
                                       OF
                                  BSGSUB, INC.
                                 WITH AND INTO
                                BSG CORPORATION

                                ===============


          The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), DOES HEREBY
CERTIFY:

          1. BSGSub, Inc. ("BSGSub"), a Delaware corporation, is merging with and into BSG Corporation ("BSG"), a Delaware corporation (the "Merger").

          2. The Merger Agreement has been approved, adopted, certified, executed and acknowledged by BSG and BSGSub, in accordance with Section 251(c) of the DGCL.

          3. BSG will be the surviving Delaware corporation following the Merger, using the name "BSG Corporation."

          4. The Restated Certificate of Incorporation of BSG will, as amended pursuant to this Certificate of Merger, continue after the Merger as the Certificate of Incorporation of the surviving corporation until thereafter duly amended in accordance with its terms and the DGCL.

          5. The executed Merger Agreement pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o Medaphis Corporation, 2700 Cumberland Parkway, Suite 300, Atlanta, Georgia 30339.

          6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          7. Article IV of BSG's Restated Certificate of Incorporation is hereby amended to read in full as follows:

          "The aggregate number of shares that the Corporation shall have authority to issue is 1,000, all of which shall be shares of common stock, par value $0.01 per share."





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                   IN WITNESS WHEREOF, BSG has caused its duly authorized
          officer to execute and deliver this Certificate of Merger as of the 6th day of May, 1996.






                                       BSG CORPORATION


                                       By: /s/ Steven G. Papermaster
                                           -------------------------
                                        Name: Steven G. Papermaster
                                              ----------------------
                                        Title: Chairman, Chief Executive Officer
                                               & President





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